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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 13, 2008 on Advanced Technology Systems, Inc. and Subsidiaries, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of ATS Corporation on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of ATS Corporation on Forms S-3 (No. 333-124638) and S-8 (No. 333-146075).

/s/ Grant Thornton LLP

McLean, Virginia
March 17, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM